Exhibit 4.7

SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

This SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 3, 2020, is made by and between

•          Huazhu Group Limited, a Cayman Islands exempted company, formerly known as China Lodging Group, Limited (the “Company”), and

•           Trip.com Group Limited, a Cayman Islands exempted company, formerly known as Ctrip.com International, Ltd. (the “Investor”).

The parties listed above are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

WHEREAS, pursuant to the Indenture, dated as of July 20, 2020 (the “Indenture”), between the Investor, as issuer thereunder, and The Bank of New York Mellon, as trustee (the “Trustee”), the Investor has issued US$500,000,000 principal amount of its 1.50% Exchangeable Senior Notes due 2027 (the “Notes”), which will initially be exchangeable for cash, the Company’s American depositary shares (the “ADSs”), each of which represents as of the date hereof one ordinary share of the Company, par value US$0.0001 per ordinary share (the “Ordinary Shares”), or a combination of cash and ADSs, at the Investor’s election, pursuant to the terms and subject to the conditions set forth in the Indenture;

WHEREAS, the Company and the Investor were parties to that certain Investor and Registration Rights Agreement, dated as of March 12, 2010 (the “2010 IRRA”), pursuant to which the Investor is entitled to certain registration rights with respect to the Registrable Securities; and

WHEREAS, pursuant to the Indenture, the Investor has requested that the Company provide certain additional registration rights with respect to resales of any ADSs deliverable upon exchange of the Notes or upon any Enforcement (as defined below) and the Ordinary Shares represented thereby (collectively, the “Underlying Securities”) by Noteholders under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“2010 IRRA” shall have the meaning set forth in the recital.

“ADS” shall have the meaning set forth in the recital.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in the State of New York or the Cayman Islands are authorized or obligated by law or executive order to close.

“Cleanup Redemption” shall have the meaning set forth in the Indenture.

“Collateral Agent” means a collateral agent to be selected by the Investor for purposes of the Collateral Agreement.

“Collateral Agreement” means a collateral, pledge, or charge agreement that is expected to be entered into between the Investor and the Collateral Agent prior to the date that is six months following the date of original issuance of the Notes, pursuant to which the Investor’s Exchange Obligations (as defined in the Indenture) with respect to the Notes will be secured by a pledge of, and the Collateral Agent on behalf of the Noteholders will have an enforceable, first priority security interest in (subject to Permitted Liens (as defined in the Indenture)), a certain number of Ordinary Shares as set forth in the Indenture.

“Company” shall have the meaning set forth in the preamble.

“Delivery Registration End Date” means the earliest of (i) the date on which there are no longer outstanding any Notes, (ii) following any Enforcement in respect of all of the Registrable Securities then pledged pursuant to the Collateral Agreement, the earlier of (a) 30 Trading Days following such Enforcement and (b) the date on which all Registrable Securities have been disposed of by the Collateral Agent or Noteholders, as applicable, and (iii) the date on which the ADSs (or other common equity or ADSs in respect of common equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market (or any of their respective successors).

“Delivery Registration Statement” means any shelf registration statement (which must be an automatic shelf registration statement if the Company is then a well-known seasoned issuer as defined in Rule 405 of the Securities Act) covering the delivery of the Registrable Securities filed by the Company with the Commission pursuant to Section 2 hereof.

“Effective Date” means the date on which any Delivery Registration Statement or Resale Registration Statement is declared effective by the Commission or becomes effective automatically upon the filing thereof pursuant to the rules of the Commission, as the case may be.

“Electing Holder” means any Noteholder that has returned to the Company a completed and signed Notice and Questionnaire in accordance with Section 4(a) and otherwise provided to the Company any other information requested by the Company in accordance with Section 4(a), or, if applicable, upon any Enforcement, the Collateral Agent on behalf of the relevant Noteholders.

“Enforcement” means any enforcement by the Collateral Agent in respect of the security interest over the number of Ordinary Shares set forth in the Indenture that the Investor pledged under the Collateral Agreement to secure its Exchange Obligations (as defined in the Indenture) under the Indenture.

“Expenses Letter” shall have the meaning set forth in Section 6(b).

“Final Exchange Period” means (i) in the case of an Optional Redemption in whole (but not in part), a Cleanup Redemption, or a Tax Redemption, the related Redemption Period (as defined in the Indenture) and (ii) in all other cases, the period beginning on, and including, the 23rd scheduled Trading Day immediately preceding the Maturity Date and ending at the close of business (as defined in the Indenture) on the Business Day (as defined in the Indenture) immediately preceding the Maturity Date.

“Indenture” shall have the meaning set forth in the recital.

“Investor” shall have the meaning set forth in the preamble.

“Losses” shall have the meaning set forth in Section 5(a).

“Maturity Date” shall have the meaning set forth in the Indenture.

“Noteholder” means any person owning Underlying Securities received upon exchange of Notes therefor and any person owning Notes who has validly submitted a Notice of Exchange (as defined in the Indenture) in respect of such Notes, including the Collateral Agent in the case of any Enforcement. For the avoidance of doubt, the Investor or any of its affiliates shall not be deemed a Noteholder under this Agreement.

“Notes” shall have the meaning set forth in the recital.

“Notice and Questionnaire” means a selling shareholder notice and questionnaire substantially in the form attached hereto as Exhibit A.

“Optional Redemption” shall have the meaning set forth in the Indenture. “Ordinary Share” shall have the meaning set forth in the recital.

“Party” shall have the meaning set forth in the preamble.

“Redemption Date” shall have the meaning set forth in the Indenture.

“Registrable Securities” means the Underlying Securities, together with any shares of the Company issued or issuable with respect to such Underlying Securities as a result of any share subdivision, share combination, share capitalization, recapitalization, exchange, or similar event or otherwise.

“Resale Registration End Date” means the earliest of (i) the 30th Trading Day immediately following the Maturity Date, (ii) the date on which all of the Registrable Securities have been sold pursuant to either the Resale Registration Statement or Rule 144, (iii) following any Enforcement in respect of all of the Registrable Securities then pledged pursuant to the Collateral Agreement, the earlier of (a) 30 Trading Days following such Enforcement and (b) the date on which all Registrable Securities have been disposed of by the Collateral Agent or Noteholders, as applicable, and (iv) the date on which the ADSs (or other common equity or ADSs in respect of common equity underlying the Notes for which the Notes are then exchangeable) cease to be listed on any of the New York Stock Exchange, The Nasdaq Global Select Market, or The Nasdaq Global Market (or any of their respective successors).

“Resale Registration Statement” means any shelf registration statement (which must be an automatic shelf registration statement if the Company is then a well-known seasoned issuer as defined in Rule 405 of the Securities Act) covering the resale of the Registrable Securities filed by the Company with the Commission pursuant to Section 2 hereof.

“Required Effectiveness Date” means July 20, 2021.

“Rule 144” shall have the meaning set forth in Section 2(c).

“Securities Act” shall have the meaning set forth in the recital.

“Tax Redemption” shall have the meaning set forth in the Indenture.

“Trading Day” shall have the meaning set forth in in the Indenture.

“Trustee” shall have the meaning set forth in the recital.

“Violation” shall have the meaning set forth in Section 5(a).

“Underlying Securities” shall have the meaning set forth in the recital.

Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the 2010 IRRA, unless the context otherwise requires.

2.         REGISTRATION.

(a)          Filing and Effectiveness of Delivery Registration Statement. Pursuant to Section 3.3(a) of the 2010 IRRA as supplemented by this Agreement, the Company shall prepare and file with the Commission a Delivery Registration Statement as a “shelf” registration statement under Rule 415 under the Securities Act or any successor provision to cover the delivery of the Registrable Securities and shall have such Delivery Registration Statement declared effective by the Commission or, if eligible, become automatically effective upon filing, as the case may be, prior to the Required Effectiveness Date. If the Delivery Registration Statement is not automatically effective upon filing pursuant to the rules of the Commission, the Company shall use its best efforts to cause the Delivery Registration Statement to become effective on or prior to the Required Effectiveness Date. Subject to the terms and conditions under this Agreement, the Company shall use its best efforts to maintain the effectiveness of the Delivery Registration Statement filed pursuant to this Section 2(a) until the Delivery Registration End Date. For the avoidance of doubt, the Company’s obligations under this Agreement in connection with the Delivery Registration Statement shall be subject to both the 2010 IRRA and this Agreement, and in the case of any inconsistency between the provisions of the 2010 IRRA and this Agreement, the provisions of this Agreement shall prevail.

(b)         Filing of Resale Registration Statement. If and only if the Company is not then permitted to file and have made effective a Delivery Registration Statement pursuant to the 2010 IRRA and Section 2(a), the Company shall prepare and file with the Commission a Resale Registration Statement as a “shelf” registration statement under Rule 415 under the Securities Act or any successor provision to cover the resale of the Registrable Securities by Noteholders from time to time (or, if applicable, upon any Enforcement) and shall have such Resale Registration Statement declared effective by the Commission or, if eligible, become automatically effective upon filing, as the case may be, prior to the Required Effectiveness Date. The Resale Registration Statement shall include a Plan of Distribution substantially in the form attached hereto as Exhibit B, which permits the resale through brokers and dealers from time to time of the Registrable Securities by Electing Holders in respect of the Registrable Securities held by them; provided that such resales will not take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

(c)          Effectiveness of Resale Registration Statement. If the Resale Registration Statement is not automatically effective upon filing pursuant to the rules of the Commission, the Company shall use its best efforts to cause the Resale Registration Statement to become effective on or prior to the Required Effectiveness Date. Subject to the terms and conditions under this Agreement, the Company shall use its best efforts to maintain the effectiveness of the Resale Registration Statement filed pursuant to Section 2(b) until the Resale Registration End Date to enable resale through brokers and dealers from time to time of the Registrable Securities by Electing Holders in respect of the Registrable Securities held by them pursuant to the Plan of Distribution contained therein.

(d)         Suspension of the Company’s Obligations. If, at any time, the Investor has not been an “affiliate” of the Company (within the meaning of Rule 144) for more than three (3) months, the Company’s obligations under this Agreement shall be suspended until the Investor becomes an “affiliate” of the Company (within the meaning of Rule 144) again.

3.         OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations under Section 2 of this Agreement, the Company shall:

(a)          following the Effective Date of the Resale Registration Statement and as promptly as practicable, but in any event within 10 Business Days, after the date of receipt by the Company of a Notice and Questionnaire validly delivered by an Electing Holder in accordance with Section 4(a), subject to Sections 3(d), 3(e), and 3(f), prepare and file with the Commission such amendments or post-effective amendments to the Resale Registration Statement or supplements to the prospectus included therein as may be required such that each such Electing Holder delivering a Notice and Questionnaire is named as a selling shareholder in the Resale Registration Statement in such a manner as to permit such Electing Holder to deliver the prospectus included in the Resale Registration Statement to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that: (i) between the Effective Date of the Resale Registration Statement and the Resale Registration End Date, the Company shall not be required to file more than one such amendment or supplement each calendar month (regardless of the number of Electing Holders who validly submit a Notice and Questionnaire in any calendar month), it being understood that such amendment or supplement will be filed on the first Business Day of the respective calendar month and shall only cover the Registrable Securities held by Electing Holders who have validly delivered a Notice and Questionnaire no later than ten (10) Business Days before the first Business Day of such month; and (ii) notwithstanding clause (i), the Company shall, not later than the Maturity Date or any Redemption Date in respect of an Optional Redemption in whole (but not in part), a Cleanup Redemption, or a Tax Redemption, as applicable, file an applicable amendment or supplement to the Resale Registration Statement in order to include all Electing Holders who are not then so named and who have validly delivered a Notice and Questionnaire to the Company at any time during the Final Exchange Period (it being understood that the Company shall not have an obligation to file more than one such amendment or supplement during the Final Exchange Period and prior to the Maturity Date or applicable Redemption Date with respect to holders of Notes who exchange such Notes during the Final Exchange Period provided that all such Electing Holders are named in such amendment or supplement on or prior to the Maturity Date or applicable Redemption Date, as the case may be);

(b)         so long as a Delivery Registration Statement or Resale Registration Statement, as applicable, is effective, furnish to the Investor, who will then distribute to Noteholders upon request, such number of copies of the prospectus included in the Delivery Registration Statement or Resale Registration Statement, as applicable, and any amendment or supplement thereto, in conformity with the requirements of the Securities Act and such other documents as Noteholders may reasonably request, in each case, in order to facilitate the delivery, transfer, or other disposition of the Registrable Securities;

(c)          subject to Sections 3(d), 3(e), and 3(f), use its best efforts to (i) register or qualify the Registrable Securities covered by the Resale Registration Statement under the securities or “blue sky” laws of such jurisdictions as shall be reasonably requested from time to time by an Electing Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(d)         subject to Section 3(f), notify the Investor (in the case of a Delivery Registration Statement) or the Investor and each Noteholder (in the case of a Resale Registration Statement) in writing after becoming aware of the occurrence of any event or existence of any condition as a result of which the prospectus included in the Delivery Registration Statement or Resale Registration Statement, as applicable, or any amendment or supplement thereto, in each case, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and that delivery or resales of Registrable Securities are suspended and, subject to Section 3(f), as promptly as reasonably practicable prepare and file with the Commission and furnish, without charge, the Investor (in the case of a Delivery Registration Statement) or the Investor and each Noteholder (in the case of a Resale Registration Statement) a reasonable number of copies of a supplement or an amendment to such prospectus or amendment or supplement thereto as may be necessary so that such prospectus as so amended or supplemented does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as applicable, promptly notify the Investor (in the case of a Delivery Registration Statement) or the Investor and each Noteholder (in the case of a Resale Registration Statement) in writing that delivery or resales of Registrable Securities may be resumed;

(e)          use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Delivery Registration Statement or Resale Registration Statement, as applicable, and, if such an order is issued, to use its best efforts to obtain the withdrawal thereof at the earliest possible time and to promptly notify the Investor (in the case of a Delivery Registration Statement) or the Investor and each Noteholder (in the case of a Resale Registration Statement) in writing of the issuance of such order and, if applicable, the resolution thereof and, as applicable, that delivery or resales of Registrable Securities may be resumed;

(f)          notify the Investor and the Trustee (in the case of a Delivery Registration Statement) or the Investor, the Trustee and each Noteholder (in the case of a Resale Registration Statement) in writing in the event that, in the good faith judgment of the Company, it is advisable to suspend use of a prospectus included in, and accordingly deliveries or resales of Registrable Securities under, the Delivery Registration Statement or Resale Registration Statement, respectively, if the Company is in possession of material nonpublic information due to pending developments or other events, disclosure of which the Company believes would be materially detrimental to it at such time (which notice need not specify the nature of the event giving rise to such suspension); provided that the Company shall not register any securities for its own account or that of any other shareholder during any period covered by any deferral and provided further that the Company shall not so suspend the use of a prospectus for a period or periods in excess of forty (40) consecutive days or an aggregate of ninety (90) days in any twelve (12) month period, and to promptly notify the Investor and the Trustee (in the case of a Delivery Registration Statement) or the Investor, the Trustee and each Noteholder (in the case of a Resale Registration Statement) in writing when deliveries or resales, as applicable, of Registrable Securities may be resumed;

(g)         notify the Investor, the Trustee, and each Noteholder, promptly after it shall receive notice thereof, of the Effective Date of the Delivery Registration Statement or the Resale Registration Statement, as applicable, and of the effectiveness of any post-effective amendment thereto;

(h)         permit counsel for the Investor to review the Delivery Registration Statement or Resale Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning the Noteholders or the transactions contemplated by this Agreement and the Indenture and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company), provided that, for the avoidance of doubt, the Investor shall each bear the cost of its own counsel, if any, in connection with the Resale Registration Statement, as amended and supplemented from time to time;

(i)          subject to Sections 3(d), 3(e), and 3(f), if requested by an Electing Holder already named in the Resale Registration Statement in accordance with the procedures set forth in Section 3(a), within ten (10) Business Days of the request or, in the event that resales of Registrable Securities have been suspended, within five (5) Business Days following the last day of the period of suspension, incorporate in a prospectus supplement or post-effective amendment such information as the Electing Holder reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, including, without limitation, information with respect to the Electing Holder, the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities being sold in such offering; and

(j)          in the case of a Resale Registration Statement, use its best efforts to provide a CUSIP number, transfer agent and registrar for the Registrable Securities not later than the Effective Date.

4.         OBLIGATIONS OF EACH NOTEHOLDER.

In connection with the registration of Registrable Securities pursuant to any Resale Registration Statement, a Noteholder shall:

(a)          to effect registration of such Noteholder’s Registrable Securities following the Effective Date, furnish to the Company a completed and signed Notice and Questionnaire and such other information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request (which, for the avoidance of doubt, may be submitted by the Noteholder to the Company contemporaneously with the Noteholder’s delivery of a Notice of Exchange (as defined in the Indenture));

(b)         upon receipt of any written notice from the Company that resales of the Registrable Securities have been suspended in accordance with Sections 3(d), 3(e), or 3(f), immediately discontinue any resale or other disposition of such Registrable Securities pursuant to the Resale Registration Statement until such Noteholder receives written notice from the Company that resales of Registrable Securities may be resumed, and in each case use best efforts to maintain the confidentiality of such notice and its contents;

(c)          to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)         promptly notify the Company and the Investor when it has resold all of the Registrable Securities held by it;

(e)          immediately notify the Company in the event that any information supplied by such Noteholder in writing for inclusion in the Resale Registration Statement or related prospectus or amendment or supplement is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in the light of the circumstances then existing; and

(f)          immediately discontinue any resale or other disposition of such Registrable Securities pursuant to the Resale Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary pursuant to Section 4(e) above so that such prospectus as so amended or supplemented with respect to such Noteholder’s information does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and use all reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

Each Noteholder agrees, by acquisition of the Notes and exchange thereof for the Registrable Securities, that no Noteholder shall be entitled to offer, sell, or otherwise transfer any such Registrable Securities other than pursuant to the Resale Registration Statement, in compliance with Rule 144, or pursuant to another exemption from registration under the Securities Act and that each such Noteholder shall not be entitled to sell any such Registrable Securities pursuant to the Resale Registration Statement and related prospectus unless (i) such Noteholder has delivered to the Company a completed and signed Notice and Questionnaire and any other information requested in accordance with Section 4(a), together with such other information required by Section 4(f) or by the transfer agent, (ii) such Noteholder has validly submitted a Notice of Exchange (as defined in the Indenture) with respect to its Notes and (except in the case of an Enforcement) such Notes have been exchanged for Registrable Securities and (iii) any required amendment or post-effective amendment to the Resale Registration Statement or supplements to the prospectus included therein has been filed with the Commission in accordance with Section 3(a) or, if the Resale Registration Statement is a subsequent Resale Registration Statement, such subsequent Resale Registration Statement has been filed with the Commission, and, with respect to an amendment or post-effective amendment to the Resale Registration Statement or a subsequent Resale Registration Statement, such amendment or post-effective amendment or subsequent Resale Registration Statement has been declared effective by the Commission or otherwise become effective.

5.           INDEMNIFICATION.

In the event that any Registrable Securities are included in a Resale Registration Statement under this Agreement:

(a)          To the extent permitted by applicable law, the Company will indemnify and hold harmless each Electing Holder, the officers, directors, and legal counsel for each Electing Holder, any underwriter (as defined in the Securities Act) for such Electing Holder and each person, if any, who controls such Electing Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (whether joint or several) to which they may become subject under the Securities Act, the Exchange Act, or any state securities laws of any state of the United States, insofar as any such losses, claims, damages, or liabilities (or actions in respect thereof) (collectively, “Losses”) arise out of or are based upon any of the following statements, omissions, or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus, or the final prospectus or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws of any state of the United States, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities laws of any state of the United States; and the Company will reimburse each Electing Holder, officer, director, legal counsel, and underwriter of such Electing Holder or person who controls such Electing Holder or underwriter for any legal expenses or other expenses reasonably incurred by any such person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such Loss to the extent that it arises out of or is based upon, (y) a Violation that occurs in reliance upon and in conformity with any written information furnished expressly for use in connection with the registration of resales of Registrable Securities by or on behalf of any Electing Holder, underwriter for such Electing Holder, or person controlling such Electing Holder or underwriter, or (z) offers, sales, or transfers of Registrable Securities in violation of Section 4; provided further, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Electing Holder, underwriter for such Electing Holder, or person controlling such Electing Holder or underwriter from whom the person asserting any such Loss purchased Registrable Securities in the applicable offering, if the Company has corrected any Violation prior to the time of resale and has notified the Electing Holder or underwriter for such Electing Holder, if any, of such correction and the Electing Holder or underwriter for such Electing Holder, if any, fails to convey such correction to such person prior to the time of resale of such Registrable Securities to such person.

(b)         To the extent permitted by applicable law, each Electing Holder who is named in the Resale Registration Statement as a selling shareholder shall, acting severally and not jointly, indemnify and hold harmless the Company, its directors, its officers who signed the Resale Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, legal counsel for the Company, any underwriter, any other Electing Holder reselling Registrable Securities in such Resale Registration Statement and any controlling person of any such underwriter or other Electing Holder against any Losses to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or any state securities laws of any state of the United States, insofar as any such Loss arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and conformity with written information furnished (or not furnished, in the case of an omission) expressly for use in connection with the registration of resales of Registrable Securities by or on behalf of such Electing Holder; and each such Electing Holder will reimburse any person intended to be indemnified pursuant to this Section 5(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of such Electing Holder (which consent shall not be unreasonably withheld); and, provided further, that in no event shall any indemnity under this Section 5(b) exceed the net proceeds from the resale of the Registrable Securities by such Electing Holder under the Resale Registration Statement.

(c)          Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by such indemnifying party in its sole discretion; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Section 5.

(d)         If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party under this Agreement, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Loss or expense, as well as any other relevant equitable considerations; provided, however, that in the case of an indemnification provided for in Section 5(b), such contribution shall not exceed the net proceeds from the resale of Registrable Securities by such Electing Holder under the Resale Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)          The obligations of the Company and the Electing Holders under this Section 5 shall survive the completion of any resale of Registrable Securities under the Resale Registration Statement, and otherwise.

6.         MISCELLANEOUS.

(a)          Further Assurances. The Parties agree to cooperate fully with the other parties and to execute such further instruments, documents, and agreements as may be reasonably requested by the other parties to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

(b)         Expenses of Registration. All reasonable expenses (other than underwriting discounts and commissions and the fees and disbursements of counsel of any Electing Holder) incurred in connection with the registrations, filings, and qualifications described herein, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne pursuant to a separate agreement between the Company and the Investor (the “Expenses Letter”).

(c)          Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail, or similar means to such Party. Where a notice is sent by next- day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying, and sending by next-day or second-day service through an internationally- recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid. Unless otherwise designated by the intended recipient to the other Parties hereto at least ten (10) days in advance, all notices addressed to the Company, the Investor or the Trustee will be directed as follows:

If to the Company:

Huazhu Group Limited

699 Wuzhong Road

Minhang District, Shanghai 201103

People’s Republic of China Attention: ***

Email: ***

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

37th Floor, Hysan Place

500 Hennessy Road, Causeway Bay

Hong Kong

Attention: ***

Tel: ***

Email: ***

If to the Investor:

Trip.com Group Limited

968 Jin Zhong Road

Shanghai 200335, People’s Republic of China

Attention: ***

Tel: ***

Fax: ***

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

46/F, Jing An Kerry Centre, Tower II

1539 Nanjing West Road

Shanghai 200040, People’s Republic of China Attention: ***

Tel: ***

Email: ***

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street New York, NY 10286 United States of America

Attention: ***

Fax: ***

with a copy to:

The Bank of New York Mellon, Hong Kong Branch Level 26, Three Pacific Place

1 Queen’s Road East Hong Kong

Attention: ***

Fax: ***

and if to a Noteholder, to such address as shall be designated by such Noteholder in the Notice and Questionnaire of such Noteholder or any amendment thereto.

(d)         Severability. If one or more provisions of this Agreement are held unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e)          Entire Agreement; Amendment; Waiver. This Agreement, the 2010 IRRA, and the Expenses Letter constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 6(e) shall be binding upon the Parties and each current and future Noteholder and their respective successors and assigns.

(f)          Successors and Assigns. Except as explicitly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties and the Noteholders (including transferees of any Registrable Securities); provided that, except as explicitly provided herein, the rights of a Noteholder under this Agreement may not be assigned to a person without a corresponding transfer of Registrable Securities to such person. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties, the Noteholders or their respective successors or assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as explicitly provided in this Agreement.

(g)         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a Party, may be delivered to any other Party hereto by email transmission of a .pdf file.

(h)         Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

(i)          Dispute Resolution. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity, or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The language to be used in the arbitration proceedings shall be English. Each of the Parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(j)          Third Party Beneficiaries. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and the Noteholders from time to time and the respective successors and assigns of the Parties and such Noteholders. For the avoidance of doubt, the Noteholders’ registration rights are limited to those specifically granted under Sections 2 and 3 of this Agreement, and Noteholders are not entitled to, or considered third party beneficiaries of, the other rights granted to the Investor or Holder under the 2010 IRRA.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HUAZHU GROUP LIMITED

By:	/s/ Ji Qi
Name: Ji Qi
Title: Chairman

[Signature Page to Supplemental Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TRIP.COM GROUP LIMITED

By:	/s/ Cindy Xiaofan Wang
Name: Cindy Xiaofan Wang
Title: Chief Financial Officer

[Signature Page to Supplemental Registration Rights Agreement]